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                                                                    EXHIBIT 10.4

                           U.S. ROBOTICS ACCESS CORP.

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") made effective as of the 1st day of January, 1997, by and between U.S. Robotics Access Corp., a Delaware corporation (the "Company"), and [FULL NAME] ("Mr. [LAST NAME]").

                                    RECITALS

     WHEREAS, the Company is engaged in the business of designing, manufacturing and selling data communications equipment, including modems, and other high technology products; and

     WHEREAS, Mr. [LAST NAME] has acknowledged knowledge, skill and experience; and

     WHEREAS, the Company desires to obtain the benefit of Mr. [LAST NAME]'s knowledge, skill, and experience and, therefore, is willing to engage the services of Mr. [LAST NAME] upon the terms set forth in this Agreement; and

     WHEREAS, Mr. [LAST NAME] is willing to render services to the Company on the terms set forth herein;

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Mr. [LAST NAME] agree as follows:

     1.  EMPLOYMENT.

     (a) EMPLOYMENT. The Company hereby employs Mr. [LAST NAME] and Mr. [LAST NAME] hereby accepts employment by the Company, subject to the terms set forth in this Agreement.

     (b) EMPLOYMENT TERM. The term of Mr. [LAST NAME]'s employment under this Agreement ("Employment Term") shall begin on January 1, 1997, and shall continue for a period of two (2) consecutive calendar years, unless terminated sooner in accordance with this Agreement. The Employment Term shall be automatically extended for successive one-year periods unless a notice of non-extension is given by one party to the other at least one hundred twenty
(120) days prior to the expiration of the then current term.

     (c) TITLE AND DUTIES. Mr. [LAST NAME]'s title shall be __________________ of the Company's parent corporation, U.S. Robotics Corporation (the "Parent Corporation") and he shall possess such powers and duties as are normally incident to such position, as he currently exercises and performs and as provided in the By-laws, all in accordance with Delaware General Corporation Law. Mr. [LAST NAME]'s title, powers and duties may be changed by the Chief Operating Officer of the Parent Corporation, in his discretion, subject to the approval of the Chief Executive Officer, or by the Chief Executive Officer, in his discretion. During the Employment Term, Mr. [LAST NAME] shall faithfully discharge his duties and responsibilities in a diligent manner, devoting substantially all of his working time to the affairs of the Parent Corporation and its subsidiaries (collectively, "U.S. Robotics").

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     2.  COMPENSATION AND RELATED MATTERS.

     (a) SALARY. For services rendered by Mr. [LAST NAME] to U.S. Robotics and upon the condition that Mr. [LAST NAME] fully and faithfully perform all of his duties and obligations owed during the Employment Term under this Agreement, the Company shall pay Mr. [LAST NAME] an annual base salary equal to $____________, payable in twenty-six equal bi-weekly installments per year less income tax withholdings and other normal employee deductions. The base salary set forth herein shall be reviewed annually by the Stock Option and Compensation Committee (the "Stock Option and Compensation Committee") of the Board of Directors of the Parent Corporation at the end of each fiscal year of the Company beginning with the fiscal year ending on or about September 30, 1997 (hereafter "Fiscal Year"), or at such other times as may be deemed appropriate by the Stock Option and Compensation Committee, and may, at the sole discretion of the Stock Option and Compensation Committee, be increased by an amount which it deems appropriate.

     (b) BONUSES. LANGUAGE FOR 1997 PARTICIPANTS IN SENIOR EXECUTIVE PERFORMANCE BONUS PLAN. Mr. [LAST NAME] shall be eligible to receive with respect to each Fiscal Year during the Employment Term an annual bonus under the Parent Corporation's Senior Executive Performance Bonus Plan or a comparable bonus program which would afford him the opportunity to earn a substantially equivalent bonus, subject to the terms, conditions, and restrictions as set forth in such bonus program. The minimum bonus target set for each Fiscal Year shall not be less than an amount equal to the sum of the amounts of the Threshold Bonus, the maximum Incremental Threshold Bonus and the Base Target Bonus for persons in his Compensation Category for the 1997 Fiscal Year as heretofore determined by the Stock Option and Compensation Committee.

     (c) STOCK OPTION PLAN. Mr. [LAST NAME] shall receive such options to purchase the common stock of the Parent Corporation, if any, as shall be granted by the Stock Option and Compensation Committee, in its discretion, pursuant to the Parent Corporation's Executive Officers and Directors Stock Option Plan or any other stock option plan which may be applicable.

     (d) FRINGE BENEFITS. During the Employment Term, Mr. [LAST NAME] shall be eligible to receive reasonable amounts of paid, noncumulative vacation per year, to be taken at a time or times reasonably agreeable to both Mr. [LAST NAME] and the Company, and shall be eligible to participate in and receive coverage and benefits under all group insurance, pension, profit sharing, bonus, stock option, stock ownership and other employee benefit plans, programs and arrangements of U.S. Robotics which are now or hereafter adopted by U.S. Robotics for the benefit of its similarly situated executive employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements. U.S. Robotics shall not make any changes in such plans, programs, and arrangements which would adversely affect Mr. [LAST NAME]'s (or, if Section 3 herein is applicable, his spouse's or dependents') rights or benefits thereunder, unless such change occurs pursuant to a plan, program or arrangement applicable to all executive employees of U.S. Robotics and does not result in a proportionately greater reduction in the rights of or benefits to Mr. [LAST NAME] as compared with any other similarly situated executive employee of U.S. Robotics. Mr. [LAST NAME] will also be eligible to receive certain perquisites, payable at the Company's expense, which are offered to other, similarly situated executive employees and which are reasonable, necessary and in the best interests of U.S. Robotics.


     (e) AUTOMOBILE ALLOWANCE. During the Employment Term, the Company shall pay to Mr. [LAST NAME] an automobile allowance in the amount of $450 per month, which amount may be paid in periodic installments, not less frequently than monthly. Such allowance may be reviewed by the Chief Operating Officer at the end of each Fiscal Year, or at such other times as deemed appropriate by the Chief Operating Officer, and may, at the sole discretion of the Chief Operating Officer, be increased by an amount which he deems appropriate. If such allowance is increased as provided herein, it shall not be decreased thereafter during the Employment Term.

     (f) BUSINESS EXPENSES. The Company shall reimburse Mr. [LAST NAME] for the reasonable and necessary business expenses incurred by Mr. [LAST NAME] in connection with the performance of his duties and obligations as set forth herein during the Employment Term. Such expenses shall include, but are not limited to, cellular telephone expenses and all expenses of travel and living expenses while away from home on business or at

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the request and in the service of the Company, provided that such expenses are properly incurred and accounted for in accordance with the applicable policies and procedures established by the Company. Reimbursement shall be made upon the presentation by Mr. [LAST NAME] to the Company of reasonably detailed statements of such expenses.

     (g) EFFECT OF SALARY AND OTHER BENEFITS. Salary payments pursuant to Subsection (a) of this Section 2 shall not be deemed exclusive and shall not prevent Mr. [LAST NAME] from participating in any other compensation or benefit plan, program or arrangement of U.S. Robotics as provided in this Section 2. Such salary payments (including any increased salary payments) shall not in any way limit or reduce any other obligation of the Company pursuant to this Agreement, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay Mr. [LAST NAME]'s salary pursuant to Subsection (a) of this Section 2. At the same time, nothing paid to Mr. [LAST NAME] under any benefit plan, program, or arrangement under this Section 2, which is presently in effect or made available in the future, shall be deemed to be in lieu of the salary payable to Mr. [LAST NAME] pursuant to Subsection (a) of this Section 2.

     (h) PRORATION OF COMPENSATION. Any salary payable to Mr. [LAST NAME] under this Section 2, in respect of any Fiscal Year during which the Employment Term terminates prior to the last day of such Fiscal Year shall, unless otherwise provided in the applicable plan, program or arrangement, be prorated in accordance with the number of days in such Fiscal Year during which he is so employed.

     3.  BENEFITS FOLLOWING EMPLOYMENT TERM OR TERMINATION.  For a period of two
(2) years following the Date of Termination of the Employment Term, other than as provided in Subsection (a) (cause) of Section 5 herein, the Company shall permit, at the Company's expense, Mr. [LAST NAME], his spouse and dependents, as applicable (the "Benefit Participants"), to participate in all group medical and health insurance plans then made available to the executive employees of the Company (the "Plans") (including but not limited to such Plans in which Mr. [LAST NAME] was entitled to participate immediately prior to the Date of Termination), in the same manner as provided to its other executive employees; provided, however, that this Section 3 shall not apply in the event that (i) U.S. Robotics shall hereafter terminate the applicable Plan, or (ii) the participation of the Benefit Participants in such Plan is prohibited by law or, if applicable, would disqualify such Plan as a tax qualified plan pursuant to the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code") or (iii) the participation of the Benefit Participants violates the general terms and provisions of such applicable Plan. In the event that any of the Benefit Participants' participation in such Plans is prohibited by law or, if applicable, would disqualify the Plan as a tax qualified plan, the Company shall permit the Benefit Participants to acquire substantially comparable coverage at the Company's expense, from a source of Mr. [LAST NAME]'s or his spouse's choosing, notwithstanding the fact that such coverage or benefit will result in a higher cost than if provided under a U.S. Robotics Plan. However, in no event will the Benefit Participants receive from the Company the coverage contemplated by this Section 3 if the Benefit Participants receive such coverage from any other source.

     4.  COMPENSATION UPON TERMINATION OR DURING DISABILITY.

     (a) COMPENSATION UPON TERMINATION FOR CAUSE. If the Employment Term shall be terminated "for cause," as provided in Subsection (a) of Section 5 herein, the Company shall have no further liability under this Agreement except to pay Mr. [LAST NAME] (i) the value of any accrued salary or other compensation due to Mr. [LAST NAME] pursuant to Section 2 herein (including any earned and awarded but unpaid bonus payment, subject to set-off of amounts owed to the Company, but excluding any deferred bonus payments based upon annual Fiscal Year performance), upon the date of delivery of Notice of Termination to Mr. [LAST NAME], at the rate in effect at the time such Notice of Termination is delivered, and (ii) any benefits payable under all employee benefit plans, programs and arrangements of U.S. Robotics in which Mr. [LAST NAME] is a participant on the date of delivery of Notice of Termination.

     (b) COMPENSATION UPON DEATH. If the Employment Term is terminated by Mr. [LAST NAME]'s death, the Company shall have no further liability under this Agreement except to pay Mr. [LAST NAME]'s spouse, or if he leaves no spouse, to his estate or devisee, legatee or other designee, as applicable, (i) the value of any accrued salary or other compensation due to Mr. [LAST NAME] pursuant to
Section 2 herein (including any earned

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but unpaid bonus payment or prorata share of such earned bonus payment, but excluding deferred bonus payments based upon annual Fiscal Year performance), at the time of his death, (ii) an amount equal to the next six (6) bi-weekly salary payments payable to Mr. [LAST NAME] under Subsection (a) of Section 2 herein at the time of his death, payable on the dates when such payments would otherwise have been made had Mr. [LAST NAME]'s death not occurred, (iii) any death benefit payable under all employee benefit plans, programs and arrangements of the U.S. Robotics in which Mr. [LAST NAME] is a participant on the date of his death, and (iv) any Plan coverage continuation for Mr. [LAST NAME]'s spouse and dependents, as applicable, under Section 3 herein.

     (c) COMPENSATION UPON DISABILITY. During any period that Mr. [LAST NAME] fails to perform his duties hereunder as a result of incapacity due to an "impaired condition," as such term is defined in Subsection (c) of Section 5 herein (the "disability period"), Mr. [LAST NAME] shall continue to receive his full salary at the rate then in effect for the disability period until the Employment Term is terminated pursuant to Subsection (c) of Section 5 herein; provided, however, that such salary payments so made to Mr. [LAST NAME] pursuant hereto shall be reduced by the sum of the amounts, if any, payable to Mr. [LAST NAME] prior to or during this period, as the result of such incapacity, under any disability benefit plan or insurance program of U.S. Robotics in which Mr. [LAST NAME] participates.

     In the event of termination of the Employment Term pursuant to Subsection
(c) (disability) of Section 5 herein, the Company shall have no further responsibilities under this Agreement except (i) to pay the value of any accrued salary or other compensation due under Section 2 herein (including any earned but unpaid bonus payment or prorata share of such earned bonus payment, but excluding deferred bonus payments based upon annual Fiscal Year performance), on the Date of Termination to Mr. [LAST NAME] (or in the event of Mr. [LAST NAME]'s subsequent death, to his estate or devisee, legatee or other designee, as applicable), together with any benefits payable under all employee benefit plans, programs or arrangements of U.S. Robotics in which Mr. [LAST NAME] is a participant on the Date of Termination, (ii) to pay the value of any severance compensation owed to Mr. [LAST NAME] (or in the event of Mr. [LAST NAME]'s subsequent death, to his estate or devisee, legatee or other designee, as applicable), as set forth in Subsection (f)(i) of this Section 4 (which shall survive the termination of the Employment Term) and (iii) to provide for any Plan coverage continuation for Mr. [LAST NAME], his spouse and dependents, as applicable under Section 3 herein.

     (d) COMPENSATION UPON TERMINATION BY MR. [LAST NAME]. If Mr. [LAST NAME] terminates the Employment Term due to "impaired health" or for Good Reason, as such terms are defined in Subsection (d) of Section 5 herein, the Company shall have no further responsibility under this Agreement except (i) to pay the value of any accrued salary or other compensation due under Section 2 herein (including any earned but unpaid bonus payment or prorata share of such earned bonus payment, but excluding deferred bonus payments based upon annual Fiscal Year performance), on the Date of Termination to Mr. [LAST NAME] (or in the event of Mr. [LAST NAME]'s subsequent death, to his estate or devisee, legatee or other designee, as appropriate), together with any benefits payable under all employee benefit plans, programs or arrangements of U.S. Robotics in which Mr. [LAST NAME] is a participant on the Date of Termination, (ii) to pay the value of any severance compensation owed to Mr. [LAST NAME] (or in the event of Mr. [LAST NAME]'s subsequent death, to his estate or devisee, legatee or other designee, as appropriate), as set forth in Subsection (f) of this Section 4 (which shall survive the termination of the Employment Term) and (iii) to provide for any Plan coverage continuation for Mr. [LAST NAME], his spouse and dependents, as applicable, under Section 3 herein.

     (e) COMPENSATION UPON TERMINATION BY COMPANY. If the Company breaches this Agreement by terminating the Employment Term, other than pursuant to Subsections (a) (cause), (b) (death), or (c) (disability) of Section 5 herein, including but not limited to termination without "cause" (as such term is defined in Subsection (a) of Section 5 herein), the Company shall (i) pay the value of any accrued salary or other compensation due under Section 2 herein (including any earned but unpaid bonus payment or prorata share of such earned bonus payment, but excluding deferred bonus payments based upon annual Fiscal Year performance), on the Date of Termination to Mr. [LAST NAME] (or in the event of Mr. [LAST NAME]'s subsequent death, to his estate or devisee, legatee or other designee, as appropriate), together with any benefits payable under all employee benefit plans, programs or arrangements of U.S. Robotics in which Mr. [LAST NAME] is a participant on the Date of Termination, (ii) pay the value of any severance compensation owed to Mr. [LAST NAME] (or in the event of Mr. [LAST NAME]'s

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subsequent death, to his estate or devisee, legatee or other designee, as appropriate), as set forth in Subsection (f) of this Section 4 (which shall survive the termination of the Employment Term) and (iii) provide for any Plan coverage continuation for Mr. [LAST NAME], his spouse and dependents, as applicable, under Section 3 herein.

     (f)  SEVERANCE COMPENSATION.

           (i) TERMINATION DUE TO DISABILITY OR IMPAIRED HEALTH. Upon the termination of the Employment Term under Subsection (c) (disability) of
      Section 5 herein or upon the termination of the Employment Term by Mr. [LAST NAME] due to "impaired health" (as such term is defined in Subsection (d) of Section 5 herein), the Company shall pay to Mr. [LAST NAME] (or in the event of Mr. [LAST NAME]'s subsequent death, his estate or devisee, legatee or other designee, as appropriate) all compensation and benefits specified under Section 2 herein, for a period of six (6) months from the Date of Termination, payable in the same manner as if the Employment Term had not been terminated.

           (ii) TERMINATION BY COMPANY OR BY MR. [LAST NAME] FOR GOOD REASON. If the Company breaches this Agreement by terminating the Employment Term, other than pursuant to Subsections (a) (cause), (b) (death) or (c) (disability) of Section 5 herein, including but not limited to termination without "cause" (as such term is defined in Subsection (a) of Section 5 herein), or if Mr. [LAST NAME] terminates the Employment Term for Good Reason, as such term is defined in Subsection (d)(i) of Section 5 herein (other than due to a Change in Control, as hereinafter defined), then the Company shall pay as severance compensation to Mr. [LAST NAME] an amount equal Mr. [LAST NAME]'s annual base salary in effect as of the Date of Termination, payable in cash in a lump sum on or before the thirtieth (30th) day following the Date of Termination. Such severance compensation shall not be subject to mitigation or offset due to other earnings of Mr. [LAST NAME].

           (iii) TERMINATION FOLLOWING A CHANGE IN CONTROL. If the Employment Term is terminated by Mr. [LAST NAME] or by the Company within one hundred eighty (180) days following a Change in Control, as such term is defined in Subsection (d)(ii) of Section 5 herein, then the Company shall pay as severance compensation to Mr. [LAST NAME] an amount equal to (1) Mr. [LAST NAME]'s annual base salary in effect as of the Date of Termination, plus (2) the average annual cash bonus received by Mr. [LAST NAME] with respect to the previous three Fiscal Years of U.S. Robotics (or, if Mr. [LAST NAME] has been employed by the Company for a period of less than three Fiscal Years, the average annual cash bonus paid to him during such shorter period). Such severance compensation shall be payable in cash in a lump sum on or before the thirtieth (30th) day following the Date of Termination. Such severance compensation shall not be subject to mitigation or offset due to other earnings of Mr. [LAST NAME].

     5.   TERMINATION.

     (a) CAUSE. The Employment Term may be terminated at any time at the option of the Company "for cause" (as such term is hereinafter defined), effective upon the giving of written notice of termination to Mr. [LAST NAME]. As used herein, the term "for cause" shall mean and be limited to: (i) any felony conviction, (ii) willful misconduct or gross negligence in connection with the performance of Mr. [LAST NAME]'s duties, responsibilities, agreements and covenants hereunder, which shall continue for a period of thirty (30) days after the receipt of notice from the Company, (iii) refusal to comply with reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board of Directors of the Parent Corporation, whereby such refusal continues for thirty (30) days after the receipt of notice from the Company, or (iv) repeated abuse (following at least one written warning from the Company) of alcohol or any illegal use of narcotics or other controlled substances. If Mr. [LAST NAME] is advised that he is being terminated for cause, he may submit to the Board of Directors of the Parent Corporation a written objection to such determination.

     (b) DEATH. The Employment Term shall terminate automatically upon the death of Mr. [LAST NAME].


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     (c) DISABILITY.  In the event Mr. [LAST NAME] becomes mentally or physically "disabled" during the Employment Term, the Employment Term shall terminate on the Date of Termination (as such term if defined in Subsection (f) of this Section 5) once such disability is "established." As used in this Subsection, the term "disabled" means suffering from any mental or physical condition, other than that resulting from the use of alcohol or illegal use of narcotics or other controlled substances, which renders Mr. [LAST NAME] unable to substantially perform all of his material duties and services under this Agreement in a satisfactory manner (an "impaired condition") for a period of one hundred twenty (120) consecutive days or for more than one hundred eighty
(180) days in any twelve (12) month period. For purposes of this Subsection, the date that Mr. [LAST NAME]'s disability is "established" shall be, in the case of an impaired condition which exists for a period of one hundred twenty
(120) consecutive days, the one hundred twenty-first (121) day on which such impaired condition exists, and, in the case of an impaired condition existing for more than one hundred eighty (180) days in any twelve (12) month period, the one hundred eighty-first (181) day on which such impaired condition exists.

     (d) TERMINATION BY MR. [LAST NAME]. Mr. [LAST NAME] may terminate the Employment Term (1) for Good Reason, or (2) if his health should become impaired to an extent that makes his continued performance of his duties and obligations hereunder hazardous to his physical or mental health or his life ("impaired health"), provided that Mr. [LAST NAME] shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request, Mr. [LAST NAME] shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of Mr. [LAST NAME]'s doctor, or (3) voluntarily, without Good Reason and not due to "impaired health." In the event that Mr. [LAST NAME] voluntarily terminates the Employment Term without Good Reason and not due to "impaired health", such termination shall be treated as if it were a termination "for cause" by the Company.

     (i) GOOD REASON DEFINED. For purposes of this Agreement, "Good Reason" shall mean:

                 a. a Change in Control of the Parent Corporation (as defined in Subsection (d)(ii) below);

                 b. a failure by the Company to comply with any material provision of this Agreement which has not been cured within thirty
            (30) days after written notice of such noncompliance has been given by Mr. [LAST NAME] to the Company; or

                 c. any purported termination of Mr. [LAST NAME]'s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (e) of this Section 5 (and for purposes of this Agreement no such purported termination shall be effective).

           For the purpose of this Subsection (d)(i), no action or inaction by Mr. [LAST NAME] within ninety (90) days following the occurrence of the foregoing events shall be deemed a consent by Mr. [LAST NAME] to such events, absent written consent from Mr. [LAST NAME] to the Company.

     (ii) CHANGE IN CONTROL DEFINED. A "Change in Control" shall be deemed to have occurred:

                 a. upon any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than U.S. Robotics, any trustee or other fiduciary holding securities under any employee benefit plan of U.S. Robotics, or any company owned, directly or indirectly, by the stockholders of the Parent Corporation in substantially the same proportions as their ownership of common stock of the Parent Corporation), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent Corporation representing twenty-five percent (25%) or more of the combined voting power of the Parent Corporation's then outstanding securities;

                 b. if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director

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            designated by a person who has entered into an agreement with the
            Parent Corporation to effect a transaction described in paragraph
            (a), (c) or (d) of this Subsection or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board of Directors of the Parent Corporation) whose election by the Board of Directors or nomination for election by the Parent Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

                 c. upon the merger or consolidation of the Parent Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Parent Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Parent Corporation or such surviving entity (which entity shall thereafter be the "Parent Corporation" as defined herein) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Parent Corporation (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than twenty-five percent (25%) of the combined voting power of the Parent Corporation's then outstanding securities shall not constitute a Change in Control of the Parent Corporation; or

                 d. if the stockholders of the Parent Corporation approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Parent Corporation of all or substantially all of the Parent Corporation's assets other than the sale of all or substantially all of the assets of the Parent Corporation to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Parent Corporation at the time of the sale.

     (e) NOTICE OF TERMINATION. Any termination of the Employment Term by the Company or by Mr. [LAST NAME] (other than termination pursuant to Subsection
(b) (death) of this Section 5) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employment Term under the Section and Subsection so indicated.

     (f) DATE OF TERMINATION. "Date of Termination" shall mean the following, respectively, if the Employment Term is terminated by: (i) Subsection (a) (cause) of this Section 5, the date specified in the Notice of Termination,
(ii) Subsection (b) (death) of this Section 5, the date of Mr. [LAST NAME]'s death, (iii) Subsection (c) (disability) of this Section 5, thirty (30) days after Notice of Termination is given (provided that Mr. [LAST NAME] shall not have returned to the satisfactory performance of his duties on a full-time basis during such thirty (30) day period), and (iv) if for any other reason, the date on which a Notice of Termination is given.

     6. OTHER BUSINESS ACTIVITIES. During the Employment Term, Mr. [LAST NAME] shall not, without the prior written authorization of the Board of Directors of the Parent Corporation, directly or indirectly render services of a business, professional or commercial nature (whether for compensation or otherwise) to any person or entity competitive or adverse to U.S. Robotics' business welfare or engage in any activity whether alone, as a partner, or as an officer, director, employee, consultant, independent contractor, or stockholder in any other corporation, person, or entity which is competitive with or adverse to U.S. Robotics' business welfare. This Section 6 shall not, however, prevent Mr. [LAST NAME] from investing in securities issued by any such competitive or adverse corporation, provided the holdings thereof by Mr. [LAST NAME] do not constitute more than five percent (5%) of any one class of such securities.

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     7.  CONFIDENTIAL INFORMATION.

     (a) DISCLOSURE AND USE. Mr. [LAST NAME] shall not disclose or use at any time, either during or subsequent to the Employment Term, any trade secrets or other confidential information, whether patentable or not, of U.S. Robotics, including but not limited to, any technical or non-technical data, any formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, or any list of actual or potential customers or suppliers, of which Mr. [LAST NAME] is or becomes informed or aware during the Employment Term, whether or not developed by Mr. [LAST NAME], except (i) as may be reasonably required for Mr. [LAST NAME] to perform Mr. [LAST NAME]'s employment duties with the Company, (ii) to the extent such information becomes generally available to the public through no wrongful act of Mr. [LAST NAME],
(iii) information which has been disclosed as a result of a subpoena or other legal process, provided that Mr. [LAST NAME] has provided the Company with prompt written notice of the receipt thereof, or (iv) unless Mr. [LAST NAME] shall first secure the Company's prior written authorization. This covenant shall survive the termination of Mr. [LAST NAME]'s employment hereunder, and shall remain in effect and be enforceable against Mr. [LAST NAME] for so long as any such U.S. Robotics secret or confidential information retains economic value, whether actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use. Mr. [LAST NAME] agrees to execute such further agreements and/or confirmations of Mr. [LAST NAME]'s obligations to U.S. Robotics concerning non-disclosure of U.S. Robotics trade secrets and confidential information as U.S. Robotics may reasonably require from time-to-time.

     (b) RETURN OF MATERIALS. Upon termination of the Employment Term, Mr. [LAST NAME] (or in the event of termination due to Mr. [LAST NAME]'s death, his estate or devisee, legatee or other designee, as applicable) shall promptly deliver to the Company all materials of a secret or confidential nature relating to U.S. Robotics' business, which are in the possession or under the control of Mr. [LAST NAME].

     8. INVENTIONS AND DISCOVERIES. Mr. [LAST NAME] hereby assigns to the Company or its designee all of Mr. [LAST NAME]'s rights, title and interest in and to all inventions, discoveries, processes, designs, works of authorship and other intellectual property and all improvements on existing inventions, discoveries, processes, designs, works and other intellectual property made or discovered by Mr. [LAST NAME] during the Employment Term. Promptly upon the development, making, creation, or discovery of any invention, discovery, process, design, work, intellectual property or improvement, Mr. [LAST NAME] shall disclose the same to the Company and shall execute and deliver to the Company or its designee such reasonable documents as the Company may request to confirm the assignment of Mr. [LAST NAME]'s rights therein, and if requested by the Company, shall assist the Company or its designee in applying for and prosecuting any patents and any trademark or copyright registration which may be available in respect thereof. Any invention, discovery or other work for which none of U.S. Robotics' equipment, supplies, facilities, or confidential information was used and which was developed entirely on Mr. [LAST NAME]'s own time, is exempted from this Section 8 so long as it (i) does not relate in any way to U.S. Robotics' business, or actual or demonstrably anticipated research and development; and (ii) does not result in any way from Mr. [LAST NAME]'s work for the Company.

     9. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed (i) modified only to the extent necessary to render the same valid, or (ii) not applicable to given circumstances, or (iii) excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

     10. ARBITRATION OF DISPUTES. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties (other than a controversy contemplated by Sections 6, 7, 8 and 11 herein), such controversy shall be submitted to binding arbitration. Either the Company or Mr. [LAST NAME] may institute such arbitration proceeding by giving written notice to the other party and by designating one independent arbitrator. Unless such independent arbitrator alone is acceptable to the other party, such other party shall designate within ten (10) days following receipt of such notice, a second

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

independent arbitrator, and such two arbitrators shall thereafter select a third independent arbitrator. A hearing shall be held by the arbitrator or arbitrators in the City of Chicago, Illinois, and a decision of the matter so submitted shall be rendered promptly in accordance with the rules of the American Arbitration Association. The decision of the arbitrator or, if more than one, a majority of the arbitrators shall be final and binding upon all parties hereto. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. The cost of the arbitration shall be borne by the Company.

     11. ENFORCEMENT. The Company will be entitled to institute proceedings and avail itself of all remedies at law or in equity to recover damages occasioned by a breach or threatened breach of any of the provisions of this Agreement by Mr. [LAST NAME] and shall have the right to pursue one or more of such proceedings and remedies simultaneously or from time to time. Mr. [LAST NAME] hereby acknowledges that the Company would suffer irreparable injury if the provisions of Sections 6, 7 and 8 herein, which shall survive the termination of this Agreement, were breached and that the Company's remedies at law would be inadequate in the event of such breach or threatened breach. Accordingly, Mr. [LAST NAME] hereby agrees that any such breach or threatened breach may, in addition to any and all other available remedies, be preliminarily and permanently enjoined by any court of competent jurisdiction without any requirement that the Company post a bond.

     12. LEGAL FEES AND EXPENSES. In the event of litigation or arbitration proceeding under this Agreement, both the Company and Mr. [LAST NAME] shall pay their own attorneys' fees and other legal expenses; provided, however, that (i) the Company shall pay Mr. [LAST NAME]'s attorneys' fees and legal expenses in connection with any proceeding which results in a court refusing to issue a preliminary or permanent injunction against Mr. [LAST NAME] due to his alleged breach or threatened breach of any provision of this Agreement, and (ii) the Company shall pay the reasonable legal fees and expenses which Mr. [LAST NAME] may incur in connection with the enforcement of this Agreement in connection with the termination of the Employment Term under Subsections (c) (disability) and (d) (termination by Mr. [LAST NAME] for Good Reason) of Section 5 herein or due to the termination of the Employment Term by the Company for any reason other than as provided in Section 5 herein, including but not limited to termination without "cause" as such term is defined in Subsection (a) of
Section 5 herein.

     Such fees and expenses shall be paid in cash within forty-five (45) days after the submission to the Company's Secretary, and inquiry into the reasonableness of such fees and expenses shall not delay such payment.

     13. GENERAL PROVISIONS.

     (A) NOTICES. Any notice, request, demand or other communication required or permitted to be given hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, or by a facsimile, telegram or telex followed by a confirmation letter sent by registered or certified mail, return receipt requested, addressed as follows:


            To the Company:  U.S. Robotics Corporation
                             8100 McCormick           Blvd.
                             Skokie, Illinois  60076
                             Attention: Vice President of Human Resources cc: General Counsel

     To Mr. [LAST NAME]:     Mr. [FULL NAME]
                             _________________________
                             _________________________


Either the Company or Mr. [LAST NAME] may, at any time, by notice to the other, designate another address for service of notice on such party. When the letter, facsimile, telegram or telex is dispatched as provided for above, the notice shall be deemed to be made when the addressee actually receives the letter, facsimile, telegram or telex, or upon the third (3rd) business day after the date it is sent, whichever is earlier.

     (b) AMENDMENTS. Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith.

     (c) CAPTIONS AND HEADINGS. The captions and Section headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

     (d) GOVERNING LAW. This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of Illinois without regard to principles of conflicts of law.

     (e) SUCCESSORS AND ASSIGNS. In light of the unique personal services to be performed by Mr. [LAST NAME] hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by Mr. [LAST NAME] of this Agreement or any of Mr. [LAST NAME]'s duties, responsibilities, or obligations hereunder shall be void. The Company shall not assign this Agreement to any third party entity which is not affiliated with the Company, the Parent Corporation or any of their direct or indirect subsidiaries. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

     (g) ENTIRE AGREEMENT. Except as otherwise set forth or referred to in this Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

     (h) RELIANCE BY THIRD PARTIES. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit therefrom absent the express written consent of the party to be charged with such reliance or benefit.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

ATTEST:                            U.S. ROBOTICS ACCESS CORP.



_________________________________  By: _______________________________________
George A. Vinyard, Secretary           John McCartney, Chief Operating Officer







                                       ________________________________________
                                         [FULL NAME]

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